EXHIBIT 99.1

MKS Instruments Reports Second Quarter 2020 Financial Results

•	Quarterly revenue of $544 million, up 15% year-over-year

•	Quarterly Semiconductor Market revenue of $321 million, up 50% year-over-year, led by record revenue in our Power Solutions business

•	Quarterly non-GAAP net earnings per diluted share of $1.62, up 49% year-over-year

•	Quarterly GAAP net income per diluted share of $1.33

•	Record quarterly operating cash flow of $139 million and free cash flow of $118 million

Andover, MA, July 29, 2020 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported second quarter 2020 financial results.

“We are pleased with our strong financial performance, particularly given the global factory and supply chain disruptions we faced entering the quarter. This is a validation of our world class operational execution and our unique offering of critical enabling technologies. Robust year-over-year Semiconductor Market revenue growth of 50% was driven by broad-based demand across our portfolio – in particular for our Power Solutions business, where we delivered record revenue led by demand from leading-edge semiconductor applications,” said John TC Lee, President and Chief Executive Officer.

Mr. Lee added, “We are encouraged with the continued stabilization in our Advanced Markets, with strong growth in PCB drilling applications, primarily offset by lower revenue from certain industrial applications.”

“The sequential improvement in our second quarter non-GAAP operating margin is a testament to our ability to drive operating leverage in our financial model. We will continue to manage our business with a focus on sustainable and profitable growth,” said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer.

Mr. Bagshaw added, “We delivered record operating and free cash flow in the second quarter, and our balance sheet remains strong, as our net leverage ratio exiting the second quarter further decreased to 0.5 times.”

Third Quarter 2020 Outlook

Based on current business levels, the Company expects revenue in the third quarter of 2020 could range from $535 million to $585 million. At these volumes, GAAP net income could range from $1.30 to $1.68 per diluted share and non-GAAP net earnings could range from $1.55 to $1.95 per diluted share.

Conference Call Details

A conference call with management will be held on Thursday, July 30, 2020 at 8:30 a.m. (Eastern Time). To access a live webcast of the conference call and related presentation materials management will refer to during the call, visit MKS’ website at www.mksinst.com and click on Company – Investor Relations – Investor Overview. The webcast and related presentation materials will be listed in the calendar of events. To participate by telephone, please dial (877) 212-6076 for domestic callers or (707) 287-9331 for international callers, provide the operator with Conference ID (1428938), and access the presentation materials on MKS’ website. Participants are asked to access the live webcast or dial in at least 15 minutes in advance to ensure a timely connection. An archive of the webcast and related presentation materials will be available on MKS’ website.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, systems, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, electronic control technology, reactive gas generation and delivery, power generation and delivery, vacuum technology, lasers, photonics, optics, precision motion control, vibration control and laser-based manufacturing systems solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, research and defense. Additional information can be found at www.mksinst.com.

Use of Non-GAAP Financial Results

This press release includes measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP measures”). These Non-GAAP measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. For further information regarding these Non-GAAP measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our U.S. GAAP results and the “Notes on our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

Second Quarter 2020 Financial Results

	Q2 2020	Q1 2020
Net revenues	$544	$536

GAAP Financial Measures
Operating margin	18.5%	16.8%
Net income	$74	$69
Diluted EPS	$1.33	$1.25
Non-GAAP Financial Measures
Operating margin	21.6%	20.5%
Net earnings	$89	$85
Diluted EPS	$1.62	$1.54

Net revenues in the second quarter of 2020 were $544 million, an increase of 2% from $536 million in the first quarter of 2020, and an increase of 15% from $474 million in the second quarter of 2019. The increase in net revenues was driven largely by increased demand from customers in the Semiconductor Market. Net revenues in the Semiconductor Market were $321 million in the second quarter of 2020, a sequential increase of 3%. Net revenues in Advanced Markets were $223 million in each of the first and second quarters of 2020.

Net income in the second quarter of 2020 was $74 million, or $1.33 per diluted share, compared to net income of $69 million, or $1.25 per diluted share, in the first quarter of 2020, and $38 million, or $0.69 per diluted share, in the second quarter of 2019.

Net income in the second quarter of 2020 included restructuring and other costs of $3 million, acquisition and integration costs of $1 million, which were primarily related to the acquisition of Electro Scientific Industries, Inc., (“ESI”) and $1 million of net credits related to the COVID-19 pandemic.

Non-GAAP net earnings, which exclude special charges and credits, were $89 million, or $1.62 per diluted share, in the second quarter of 2020, compared to $85 million, or $1.54 per diluted share, in the first quarter of 2020, and $60 million or $1.09 per diluted share, in the second quarter of 2019.

Additional Financial Information

At June 30, 2020, the Company had $607 million in cash and short-term investments, $838 million of secured term loan principal outstanding and $100 million of incremental borrowing capacity under an asset-based line of credit, subject to certain borrowing base requirements. During the second quarter of 2020, the Company paid a cash dividend of $11 million or $0.20 per diluted share.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS” or the “Company”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, fluctuations in sales to our major customers, the impact of the COVID-19 pandemic on the global economy and financial markets, including any restrictions on MKS’ operations and the operations of MKS’ customers and suppliers resulting from public health requirements and government mandates, the terms of our term loan, competition from larger or more established companies in MKS’ markets, MKS’ ability to successfully grow our business and particularly that of ESI’s business, the challenges, risks and costs involved with integrating the operations of the companies we have acquired, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ most recent Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Quarterly Reports on Form 10-Q, as filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

###

Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Quarter Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2020	2019	2020	2020	2019
Net revenues:
Products	$473.0	$401.3	$461.2	$934.2	$798.7
Services	71.3	72.8	74.5	145.8	139.0

Total net revenues	544.3	474.1	535.7	1,080.0	937.7
Cost of revenues:
Products	258.0	226.2	256.1	514.1	455.9
Services	40.0	36.9	40.0	80.0	72.6

Total cost of revenues	298.0	263.1	296.1	594.1	528.5
Gross profit	246.3	211.0	239.6	485.9	409.2
Research and development	42.8	41.9	42.4	85.2	80.8
Selling, general and administrative	86.1	83.2	87.2	173.3	165.7
Acquisition and integration costs	0.7	3.2	2.2	2.9	33.4
Restructuring and other	3.3	1.2	0.4	3.7	3.2
Amortization of intangible assets	13.8	17.6	16.3	30.1	33.3
Asset impairment	—	—	1.2	1.2	—
COVID-19 related net credits	(1.2)	—	—	(1.2)	—
Fees and expenses related to Term Loan Facility	—	—	—	—	5.8

Income from operations	100.8	63.9	89.9	190.7	87.0
Interest income	0.3	1.4	0.7	1.0	3.1
Interest expense	7.2	12.7	8.9	16.1	21.8
Other expense, net	1.5	0.8	0.4	1.9	1.1

Income before income taxes	92.4	51.8	81.3	173.7	67.2
Provision for income taxes	18.7	14.1	12.2	30.9	17.0

Net income	$73.7	$37.7	$69.1	$142.8	$50.2

Net income per share:
Basic	$1.34	$0.69	$1.26	$2.60	$0.92
Diluted	$1.33	$0.69	$1.25	$2.58	$0.91
Cash dividends per common share	$0.20	$0.20	$0.20	$0.40	$0.40
Weighted average shares outstanding:
Basic	55.1	54.8	54.9	55.0	54.5
Diluted	55.3	55.1	55.2	55.3	55.0

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In millions)

	June 30,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$428.9	$414.6
Short-term investments	178.1	109.4
Trade accounts receivable, net	381.1	341.1
Inventories	490.2	462.1
Other current assets	91.5	106.3

Total current assets	1,569.8	1,433.5
Property, plant and equipment, net	248.4	241.9
Right-of-use asset	174.3	64.5
Goodwill	1,058.1	1,058.5
Intangible assets, net	534.4	564.6
Long-term investments	6.0	5.8
Other assets	40.1	47.5

Total assets	$3,631.1	$3,416.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$11.3	$12.1
Accounts payable	105.0	88.4
Accrued compensation	104.3	100.9
Income taxes payable	16.0	15.4
Lease liability	16.7	20.6
Deferred revenue and customer advances	28.7	21.5
Other current liabilities	69.6	58.8

Total current liabilities	351.6	317.7
Long-term debt, net	818.6	871.7
Non-current deferred taxes	71.0	72.4
Non-current accrued compensation	43.6	43.9
Non-current lease liability	162.3	44.8
Other liabilities	57.4	42.5

Total liabilities	1,504.5	1,393.0

Stockholders’ equity:
Common stock	0.1	0.1
Additional paid-in capital	858.7	864.3
Retained earnings	1,302.0	1,181.2
Accumulated other comprehensive loss	(34.2)	(22.3)

Total stockholders’ equity	2,126.6	2,023.3

Total liabilities and stockholders’ equity	$3,631.1	$3,416.3

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Quarter Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2020	2019	2020	2020	2019
Cash flows from operating activities:
Net income	$73.7	$37.7	$69.1	$142.8	$50.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24.1	27.4	28.4	52.5	52.7
Amortization of inventory step-up adjustment to fair value	—	2.5	—	—	7.6
Amortization of debt issuance costs and original issue discount	0.5	1.8	1.1	1.6	2.9
Stock-based compensation	6.8	6.9	8.5	15.3	34.8
Provision for excess and obsolete inventory	6.7	7.0	6.2	12.9	12.1
(Recovery) provision for doubtful accounts	—	(0.2)	0.2	0.2	(0.7)
Deferred income taxes	2.8	(0.2)	0.6	3.4	(2.6)
Asset impairment	—	—	1.2	1.2	—
Other	0.4	0.8	(0.1)	0.3	0.9
Changes in operating assets and liabilities	24.0	(6.2)	(40.3)	(16.3)	(51.3)

Net cash provided by operating activities	139.0	77.5	74.9	213.9	106.6

Cash flows (used in) provided by investing activities:
Acquisition of business, net of cash acquired	—	—	—	—	(988.6)
Purchases of investments	(164.3)	(73.7)	(30.2)	(194.5)	(117.9)
Maturities of investments	47.8	21.7	49.5	97.3	40.4
Sales of investments	—	3.2	28.7	28.7	157.7
Purchases of property, plant and equipment	(20.9)	(13.7)	(10.0)	(30.9)	(28.2)

Net cash (used in) provided by investing activities	(137.4)	(62.5)	38.0	(99.4)	(936.6)

Cash flows (used in) provided by financing activities:
Net proceeds from short and long-term borrowings	4.6	2.3	12.1	16.7	640.9
Payments of short-term borrowings	(7.6)	(1.8)	(9.9)	(17.5)	(1.9)
Payments of long-term borrowings	(2.2)	(51.6)	(52.3)	(54.5)	(51.7)
Dividend payments	(11.0)	(10.9)	(11.0)	(22.0)	(21.7)
Net payments related to employee stock awards	(0.5)	(2.0)	(20.4)	(20.9)	(11.0)

Net cash (used in) provided by financing activities	(16.7)	(64.0)	(81.5)	(98.2)	554.6

Effect of exchange rate changes on cash and cash equivalents	2.0	(2.1)	(4.0)	(2.0)	(2.0)

(Decrease) increase in cash and cash equivalents	(13.1)	(51.1)	27.4	14.3	(277.4)
Cash and cash equivalents at beginning of period	442.0	418.0	414.6	414.6	644.3

Cash and cash equivalents at end of period	$428.9	$366.9	$442.0	$428.9	$366.9

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Quarter Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2020	2019	2020	2020	2019
Net income	$73.7	$37.7	$69.1	$142.8	$50.2
COVID-19 related net credits (Note 1)	(0.9)	—	—	(0.9)	—
Acquisition inventory step-up (Note 2)	—	2.5	—	—	7.6
Acquisition and integration costs (Note 3)	0.7	3.2	2.2	2.9	33.4
Amortization of debt issuance costs (Note 4)	0.2	1.3	0.9	1.1	1.9
Restructuring and other (Note 5)	3.3	1.2	0.4	3.7	3.2
Amortization of intangible assets	13.8	17.6	16.3	30.1	33.3
Asset impairment (Note 6)	—	—	1.2	1.2	—
Fees and expenses related to Term Loan (Note 7)	—	—	—	—	5.8
Windfall tax benefit on stock-based compensation (Note 8)	(1.4)	(0.8)	(0.9)	(2.3)	(2.1)
Deferred tax asset write-off (Note 9)	3.5	—	—	3.5	—
Tax reform adjustments (Note 10)	—	2.7	—	—	2.7
Tax effect of Non-GAAP adjustments (Note 17)	(3.6)	(5.6)	(4.3)	(8.0)	(14.8)

Non-GAAP net earnings (Note 11)	$89.3	$59.8	$84.9	$174.1	$121.2

Non-GAAP net earnings per diluted share (Note 11)	$1.62	$1.09	$1.54	$3.15	$2.20

Weighted average diluted shares outstanding	55.3	55.1	55.2	55.3	55.0
Net cash provided by operating activities	$139.0	$77.5	$74.9	$213.9	$106.6
Purchases of property, plant and equipment	(20.9)	(13.7)	(10.0)	(30.9)	(28.2)

Free cash flow	$118.1	$63.8	$64.9	$183.0	$78.4

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Quarter Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2020	2019	2020	2020	2019
Gross profit	$246.3	$211.0	$239.6	$485.9	$409.2
COVID-19 related net costs (Note 1)	0.3	—	—	0.3	—
Acquisition inventory step-up (Note 2)	—	2.5	—	—	7.6

Non-GAAP gross profit (Note 12)	$246.6	$213.5	$239.6	$486.2	$416.8

Non-GAAP gross margin (Note 12)	45.3%	45.0%	44.7%	45.0%	44.4%

Operating expenses	$145.5	$147.1	$149.7	$295.2	$322.2
Acquisition and integration costs (Note 3)	0.7	3.2	2.2	2.9	33.4
Restructuring and other (Note 5)	3.3	1.2	0.4	3.7	3.2
Amortization of intangible assets	13.8	17.6	16.3	30.1	33.3
Asset impairment (Note 6)	—	—	1.2	1.2	—
COVID-19 related net credits (Note 1)	(1.2)	—	—	(1.2)	—
Fees and expenses related to Term Loan (Note 7)	—	—	—	—	5.8

Non-GAAP operating expenses (Note 13)	$128.9	$125.1	$129.6	$258.5	$246.5

Income from operations	$100.8	$63.9	$89.9	$190.7	$87.0
COVID-19 related net credits (Note 1)	(0.9)	—	—	(0.9)	—
Acquisition inventory step-up (Note 2)	—	2.5	—	—	7.6
Acquisition and integration costs (Note 3)	0.7	3.2	2.2	2.9	33.4
Restructuring and other (Note 5)	3.3	1.2	0.4	3.7	3.2
Amortization of intangible assets	13.8	17.6	16.3	30.1	33.3
Asset impairment (Note 6)	—	—	1.2	1.2	—
Fees and expenses related to Term Loan (Note 7)	—	—	—	—	5.8

Non-GAAP income from operations (Note 14)	$117.7	$88.4	$110.0	$227.7	$170.3

Non-GAAP operating margin (Note 14)	21.6%	18.6%	20.5%	21.1%	18.2%

Interest expense, net	$6.9	$11.3	$8.2	$15.1	$18.7
Amortization of debt issuance costs (Note 4)	0.2	1.3	0.9	1.1	1.9

Non-GAAP interest expense, net	$6.7	$10.0	$7.3	$14.0	$16.8

Net income	$73.7	$37.7	$69.1	$142.8	$50.2
Interest expense, net	6.9	11.3	8.2	15.1	18.7
Provision for income taxes	18.7	14.1	12.2	30.9	17.0
Depreciation	10.3	9.9	12.1	22.4	19.3
Amortization	13.8	17.6	16.3	30.1	33.3

EBITDA (Note 15)	$123.4	$90.6	$117.9	$241.3	$138.5

Stock-based compensation	6.7	5.9	8.0	14.7	15.2
COVID-19 related net credits (Note 1)	(0.9)	—	—	(0.9)	—
Acquisition inventory step-up (Note 2)	—	2.5	—	—	7.6
Acquisition and integration costs (Note 3)	0.7	3.2	2.2	2.9	33.4
Restructuring and other (Note 5)	3.3	1.2	0.4	3.7	3.2
Asset impairment (Note 6)	—	—	1.2	1.2	—
Fees and expenses related to Term Loan (Note 7)	—	—	—	—	5.8
Other adjustments	—	—	—	—	3.4

Adjusted EBITDA (Note 16)	$133.2	$103.4	$129.7	$262.9	$207.1

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	Income Before	Provision (benefit)	Effective	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$92.4	$18.7	20.2%	$51.8	$14.1	27.2%
Adjustments:
Acquisition and integration costs (Note 3)	0.7	—		3.2	—
Acquisition inventory step-up (Note 2)	—	—		2.5	—
Amortization of debt issuance costs (Note 4)	0.2	—		1.3	—
Restructuring and other (Note 5)	3.3	—		1.2	—
Amortization of intangible assets	13.8	—		17.6	—
COVID-19 related net credits (Note 1)	(0.9)	—		—	—
Windfall tax benefit on stock-based compensation (Note 8)	—	1.4		—	0.8
Deferred tax asset write-off (Note 9)	—	(3.5)		—	—
Tax reform adjustments (Note 10)	—	—		—	(2.7)
Tax effect of Non-GAAP adjustments (Note 17)	—	3.6		—	5.6

Non-GAAP	$109.5	$20.2	18.5%	$77.6	$17.8	22.9%

	Three Months Ended March 31, 2020
	Income Before	Provision for	Effective
	Income Taxes	Income Taxes	Tax Rate
GAAP	$81.3	$12.2	15.0%
Adjustments:
Acquisition and integration costs (Note 3)	2.2	—
Amortization of debt issuance costs (Note 4)	0.9	—
Restructuring and other (Note 5)	0.4	—
Amortization of intangible assets	16.3	—
Asset impairment (Note 6)	1.2	—
Windfall tax benefit on stock-based compensation (Note 8)	—	0.9
Tax effect of Non-GAAP adjustments (Note 17)	—	4.3

Non-GAAP	$102.3	$17.4	17.0%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	Income Before	Provision (benefit)	Effective	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$173.7	$30.9	17.8%	$67.2	$17.0	25.3%
Adjustments:
Acquisition and integration costs (Note 3)	2.9	—		33.4	—
Acquisition inventory step-up (Note 2)	—	—		7.6	—
Amortization of debt issuance costs (Note 4)	1.1	—		1.9	—
Restructuring and other (Note 5)	3.7	—		3.2	—
Amortization of intangible assets	30.1	—		33.3	—
Asset impairment (Note 6)	1.2	—		—	—
COVID-19 related net credits (Note 1)	(0.9)	—		—	—
Fees and expenses related to Term Loan (Note 7)	—	—		5.8	—
Windfall tax benefit on stock-based compensation (Note 8)	—	2.3		—	2.1
Deferred tax asset write-off (Note 9)	—	(3.5)		—	—
Tax reform adjustments (Note 10)	—	—		—	(2.7)
Tax effect of Non-GAAP adjustments (Note 17)	—	8.0		—	14.8

Non-GAAP	$211.8	$37.7	17.8%	$152.4	$31.2	20.5%

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures – Q3’20 Guidance

(In millions, except per share data)

	Three Months Ending September 30, 2020
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$71.8	$1.30	$93.2	$1.68
Amortization of intangible assets	12.6	0.23	12.6	0.23
Deferred financing costs	0.2	—	0.2	—
Acquisition and integration costs	0.4	0.01	0.4	0.01
Restructuring and other costs	6.1	0.11	6.1	0.11
Tax effect of Non-GAAP adjustments (Note 17)	(5.1)	(0.09)	(4.5)	(0.08)

Non-GAAP net earnings	$86.0	$1.55	$108.0	$1.95

Estimated weighted average diluted shares		55.4		55.4

	Three Months Ending September 30, 2020
	Low Guidance		High Guidance
	$ Amount	Percentage	$ Amount	Percentage
GAAP gross profit and margin	$236.1	44.1%	$269.9	46.2%
Restructuring and other costs	1.9	0.4%	1.9	0.3%

Non-GAAP gross profit and margin	$238.0	44.5%	$271.8	46.5%

	Three Months Ending September 30, 2020
	Low Guidance	High Guidance
	$ Amount	$ Amount
GAAP operating expenses	$143.2	$151.2
Acquisition and integration costs	(0.4)	(0.4)
Restructuring and other costs	(4.2)	(4.2)
Amortization of intangible assets	(12.6)	(12.6)

Non-GAAP operating expenses	$126.0	$134.0

	Three Months Ending September 30, 2020
	Low Guidance		High Guidance
	$ Amount	Percentage	$ Amount	Percentage
GAAP operating income and margin	$92.9	17.3%	$118.7	20.2%
Acquisition and integration costs	0.4	0.1%	0.4	0.1%
Restructuring and other costs	6.1	1.1%	6.1	1.0%
Amortization of intangible assets	12.6	2.4%	12.6	2.2%

Non-GAAP operating income and margin	$112.0	20.9%	$137.8	23.5%

Three Months Ending September 30, 2020
Guidance
$ Amount
GAAP interest expense, net	$6.3
Deferred financing costs	(0.2)

Non-GAAP interest expense, net	$6.1

MKS Instruments, Inc.

Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Note 1: During the three and six months ended June 30, 2020, we recorded COVID-19 related costs and credits that were direct, incremental and not expected to recur. The amounts consisted of US and foreign payroll-tax credits for maintaining our workforce during the pandemic, offset by shift premiums and bonuses.

Note 2: Cost of revenues during the three and six months ended June 30, 2019 includes the amortization of the step-up of inventory to fair value as a result of the ESI acquisition.

Note 3: Acquisition and integration costs were primarily related to our acquisition of ESI which closed on February 1, 2019.

Note 4: We recorded additional interest expense related to the amortization of debt issuance costs related to our Term Loan Credit Agreement and our ABL Credit Agreement.

Note 5: Restructuring and other costs during the three and six months ended June 30, 2020 and the three months ended March 31, 2020 primarily included duplicate facility costs attributed to entering into new facility leases and costs related to the closing of a facility in Europe. Such costs for the three months ended March 31, 2020 and six months ended June 30, 2020 were offset by an insurance reimbursement related to a legal settlement. Restructuring costs recorded during the three and six months ended June 30, 2019 consisted primarily of severance costs related to an organization-wide reduction in workforce, the consolidation of service functions in Asia and the movement of certain products to low cost regions. In the six months ended June 30, 2019, we also recorded a legal settlement.

Note 6: During the six months ended June 30, 2020 and the three months ended March 31, 2020, we recorded an asset impairment charge as a result of the write-down of long-lived assets related to the pending closure of a facility.

Note 7: We recorded fees and expenses during the six months ended June 30, 2019 related to Amendment No. 5 to our Term Loan Credit Agreement.

Note 8: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 9: We recorded a write-off of a deferred tax asset related to foreign net operating losses.

Note 10: We recorded tax adjustments during the three and six months ended June 30, 2019 resulting from additional guidance provided by tax authorities with respect to the 2017 U.S. tax reforms.

Note 11: Non-GAAP net earnings and Non-GAAP net earnings per diluted share amounts exclude net credits related to the COVID-19 pandemic, amortization of the step-up of inventory to fair value, acquisition and integration costs, amortization of debt issuance costs, restructuring and other costs, amortization of intangible assets, asset impairments, fees and expenses related to repricings of, and amendments to, our secured term loan, windfall tax adjustments related to stock compensation expense, a deferred tax write-off, tax reform adjustments and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related period.

Note 12: The Non-GAAP gross profit amount and Non-GAAP gross margin exclude net costs related to the COVID-19 pandemic and amortization of the step-up of inventory to fair value.

Note 13: Non-GAAP operating expenses exclude acquisition and integration costs, restructuring and other costs, amortization of intangible assets, asset impairments, net credits related to the COVID-19 pandemic and fees and expenses related to repricings of our secured term loan.

MKS Instruments, Inc.

Notes on Our Non-GAAP Financial Information

Note 14: Non-GAAP income from operations and Non-GAAP operating margin percentages exclude net credits related to the COVID-19 pandemic, amortization of the step-up of inventory to fair value, acquisition and integration costs, restructuring and other costs, amortization of intangible assets, an asset impairment and fees and expenses related to repricings of our secured term loan.

Note 15: EBITDA excludes net interest, income taxes, depreciation and amortization of intangible assets.

Note 16: Adjusted EBITDA excludes from EBITDA, stock-based compensation, acquisition and integration costs, net credits related to the COVID-19 pandemic, amortization of the step-up of inventory to fair value, restructuring and other costs, an asset impairment and fees and expenses related to repricings and amendments of our secured term loan.

Note 17: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates. For the three months ending September 30, 2020, we forecast a GAAP tax rate of approximately 17% and a non-GAAP tax rate of approximately 18% based on forecasted non-GAAP adjustments for the three months ending September 30, 2020, which include the related tax effects of acquisition and integration costs, restructuring and other, amortization of intangible assets and deferred financing costs.